Exhibit 10.2

Staffing Agreement

GUNSTON EMPLOYEE PLACEMENT

Gunston Consulting, LLC (“Gunston”) will provide Medalist Diversified REIT, Inc. (“MDRR”) with employees (each, a “Gunston Employee”) at Gunston’s cost.  Each Gunston Employee will work on Gunston’s payroll.  Each Gunston Employee’s job duties and responsibilities as well as each Gunston Employee’s compensation, benefits, and other employment terms and conditions shall be detailed in separate employment terms and conditions (the “Terms and Conditions”) to be negotiated and agreed by the parties. The Terms and Conditions for the initial Gunston Employees are attached hereto.  The monthly payment for each Gunston Employee will include all compensation owed. At any time, MDRR may convert any Gunston Employee to MDRR's payroll with no conversion fee.

Because each Gunston Employee will be on Gunston’s payroll, the parties understand that MDRR has no obligation to withhold any state or federal income taxes, social security, or other taxes from payments to Gunston, nor shall MDRR make any workers' compensation or unemployment benefit payments, contributions or payroll tax payments on behalf of any Gunston Employee. Gunston agrees that no Gunston Employee shall be eligible for or entitled to participate in any PTO, benefit plans, retirement or insurance coverage provided from time to time by MDRR or its subsidiaries and affiliated entities, as the case may be, to their respective employees. Gunston acknowledges that it is its obligation to report and pay all federal, state and local income, payroll, self-employment and other taxes due by it in connection with all compensation paid by MDRR as may be required by law. Gunston agrees to indemnify MDRR for any claims, losses, costs, fees, liabilities, damages, or injuries suffered by MDRR arising out of Gunston’s breach of this paragraph.

INVOICING/PAYMENT TERMS

Gunston will invoice MDRR monthly and payments are due within five (5) days from the original date of invoice.

TERMINATION OF AGREEMENT

This agreement may be terminated in the following circumstances:

1)	MDRR may immediately terminate this agreement at any time after a “Cause Event” which for purposes of this agreement means:
a.	the commission of an intentional tort (excluding any tort relating to a motor vehicle) by Gunston or any Gunston Employee which causes or reasonably could be expected to cause substantial loss, damage, or injury to the property or reputation of MDRR or its subsidiaries,
b.	any crime or act of fraud or dishonesty against MDRR by Gunston or any Gunston Employee,
c.	the commission of a felony by Gunston or any Gunston Employee,
d.	habitual neglect of any Gunston Employee’s reasonable duties (for reason other than illness or incapacity) which is not cured (if curable) within ten (10) days after written notice thereof by such Gunston Employee’s supervisor to the Gunston Employee, copied to Gunston,
e.	the disregard by any Gunston Employee of any material written policies of MDRR which causes other than immaterial loss, damage, or injury to the property or reputation of MDRR which is not cured (if curable) within ten (10) days after written notice thereof by such Gunston Employee’s supervisor to such Gunston Employee, copied to Gunston, and
f.	any material breach of Gunston’s or any Gunston Employee’s ongoing obligations not to disclose MDRR’s confidential information as described below.

2)	This agreement shall terminate immediately upon the occurrence of any of the following events:

a.	upon the bankruptcy of Gunston;

b.	at the option of MDRR, upon the death or Disability (as defined below) of any Gunston Employees then employed in connection with this agreement;
c.	upon the death or Disability of the sole member of Gunston or at such as time as the sole member of Gunston is no longer a Gunston Employee;
d.	ninety (90) days following the date MDRR gives Gunston written notice of termination for any or no reason;
e.	thirty (30) days following the date MDRR gives Gunston written notice of termination in connection with a Change of Control (as defined below); or
f.	ninety (90) days following the date Gunston gives written notice of termination for any or no reason to MDRR.

“Disability” for purposes of this agreement means that any Gunston Employee is unable to carry out the responsibilities and functions of the position held by such Gunston Employee by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred and twenty days (120) in any twelve-month period.

“Change of Control” for purposes of this agreement shall be deemed to have occurred if, after the date hereof, (i) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of MDRR is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than MDRR, any subsidiary of MDRR, or any trustee or other fiduciary holding securities under an employee benefit plan of MDRR), (ii) the merger or consolidation of MDRR with or into another corporation where the stockholders of MDRR, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of MDRR immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of MDRR’s assets to an entity, other than a sale or disposition by MDRR of all or substantially all of MDRR’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of MDRR, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of MDRR immediately prior to such sale or disposition.

In the event of any termination of this agreement, whether or not as a result of a Cause Event, each Gunston Employee shall promptly deliver to MDRR any and all materials, property, documents, data, and all other information belonging to MDRR or pertaining to MDRR’s proprietary information as that term is defined in MDRR’s corporate documents, whether prepared by MDRR or Gunston, in possession or control, and regardless of how stored or maintained, including all originals, copies, and compilations, and all information stored or maintained on computer, PDAs, electronic or other devices, tapes, discs, or any other form of technology. No Gunston Employee shall take any materials, property, documents, or other information, or any reproduction or excerpt thereof, belonging to MDRR or pertaining to any proprietary information. Any breach of this paragraph shall entitle MDRR to injunctive relief, attorney’s fees and costs, and provable damages.

CONFIDENTIAL INFORMATION

Both parties may be given access to or acquire information which is proprietary or confidential to the other party and its affiliated companies, clients, and customers. Any and all such information obtained by either party or any Gunston Employee shall be deemed to be confidential and proprietary information. Both parties agree to hold such information in strict confidence and not to disclose such information to third parties or to use such information for any purposes whatsoever other than the providing of services under this agreement. Gunston agrees to require each Gunston Employee to keep such information confidential and to enter into a confidentiality agreement before being assigned to MDRR.

INDEMNIFICATION

MDRR acknowledges that each Gunston Employee will be under the direction, supervision and control of MDRR during the term of the placement. Accordingly, MDRR agrees that Gunston shall not be liable for any loss, costs, damage, or injury caused by any Gunston Employee to any agent or product of MDRR or to any third person, while such Gunston Employee is under the direction, supervision and control of

MDRR. Except where related to Gunston’s negligence or wrongful act or omission, MDRR further agrees to indemnify, defend and hold harmless, Gunston and its officers, directors, members, employees, managers, and agents from and against any and all losses, costs and expenses resulting from any lawsuits, claims, or demands by any Gunston Employee resulting from the placement of such Gunston Employee with MDRR, including but not limited to any and all lawsuits, claims, or demands by temporary personnel for harassment, discrimination, or retaliation, failure to provide meal and or rest periods, off the clock work, other wage and hour violation, or any other statutory or common law claim relating to the placement of such Gunston Employee with MDRR. Notwithstanding the foregoing, Gunston will be solely responsible for paying wages and other compensation owed to each Gunston Employee for their recorded hours worked.

Except where related to MDRR’s negligence or wrongful act or omission, Gunston agrees to indemnify, defend and hold harmless, MDRR and its officers, directors, stockholders, employees, managers, and agents from and against any and all losses, costs and expenses resulting from any lawsuits, claims, or demands by any third party, including, but not limited to, any Gunston Employee, resulting from Gunston’s failure to meet its employment-related obligations to such Gunston Employee, including, but not limited to, any and all lawsuits, claims, or demands by third parties, including such Gunston Employee, related to Gunston’s violation of any statutory or common law relating to such Gunston Employee.

In the event any such lawsuit, claim or demand, the indemnified party shall be allowed to defend itself and agents, and no such defense shall have any effect on the indemnification provisions of this section. Gunston represents that it is an equal opportunity employer and refers all qualified candidates regardless of their sex, race, color, religion, creed, ancestry, national origin, citizenship, mental, or physical disability, medical condition, pregnancy, age, sexual orientation, marital status, or any other protected characteristic.

MISCELLANEOUS PROVISIONS

This agreement and any exhibits attached hereto contain the entire understanding between the parties hereto, and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof. No provision of this agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by the parties. The provisions of this agreement shall inure to the benefit of and be binding upon the parties and their respective representatives, successors, and assigns. The terms set forth in this agreement shall prevail in the event of any inconsistencies with any proposal document, contract, statement of work or any other document relating to the services provided pursuant to this agreement. This agreement shall be interpreted, construed, governed, and enforced according to the laws of the Commonwealth of Virginia, without giving effect to its conflict of laws principles. The parties hereby agree and consent that any and all causes of action arising under this agreement shall only have jurisdiction and venue in the United States District Court for the Eastern District of Virginia and/or the Circuit Court for Chesterfield County. Each of the parties consents to the jurisdiction and venue of either court for the resolution of all causes of action arising under this agreement upon proper service of process.

This agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

GUNSTON CONSULTING, LLC

/s/ Brent Winn _______________

Brent Winn

Date:  November 13, 2023_________

MEDALIST DIVERSIFIED REIT, INC.

/s/ Francis P. Kavanaugh________

Francis P. Kavanaugh

Date:  November 13, 2023_________

EMPLOYMENT TERMS AND CONDITIONS

Description/Scope of Services

As agreed upon between the parties, the Gunston Employee shall provide the following services during the term of the agreement. Services provided herein shall be conducted at MDRR’s sole and absolute discretion, and the Gunston Employee shall provide the services only upon the written request of MDRR.

Employee Name:Ben Ore

Employee Title:Controller

Description of Services: General responsibilities of a controller, as well as other services assigned from time to time (collectively, the “Services”).

The Gunston Employee’s primary contact shall be Brent Winn, CFO.

Gunston Employee Compensation, Benefits and Other Terms

As agreed upon between the parties, MDRR shall reimburse Gunston for the following estimated monthly costs, which are subject to adjustment based on actual cost. Any partial months will be pro-rated as appropriate.

Annual Salary: $102,000 ($8,500 per month), Effective January 1, 2024, $112,000 (9,334 per month)

Gunston Monthly Health Insurance Contribution: $1,634.93.

Monthly Payroll Taxes: $650.25 (not including federal and state unemployment, which will be reimbursed at cost).

401(k) Match: 3% of gross compensation.

Life Insurance, AD&D and STD: $52.31.

Payroll Processing Fee: Approximately $61.70 per month (total), plus annual W-2 preparation.

In addition to the monthly costs described above, MDRR will reimburse Gunston for any other costs incurred in connection with the Gunston Employee and the position's benefits, including, but not limited to, an annual bonus that will be determined in conjunction with MDRR, 401(k) plan administration fees and any required bonds, and health insurance plan set up fees (Section 125 plan establishment). All such annual or nonrecurring costs will be passed through to MDRR without markup and will be submitted for payment on a detailed invoice with supporting documentation. Notwithstanding the foregoing, any additional expenses not addressed in this agreement shall be approved in writing by MDRR prior to any reimbursement by MDRR.

EMPLOYMENT TERMS AND CONDITIONS

Description/Scope of Services

As agreed upon between the parties, the Gunston Employee shall provide the following services during the term of the agreement. Services provided herein shall be conducted at MDRR’s sole and absolute discretion, and the Gunston Employee shall provide the services only upon the written request of MDRR.

Employee Name:Brent Winn

Employee Title:Chief Financial Officer

Description of Services: General responsibilities of a Chief Financial Officer, as well as other services assigned from time to time (collectively, the “Services”).

The Gunston Employee’s primary contact shall be Frank Kavanaugh, CEO.

Gunston Employee Compensation, Benefits and Other Terms

As agreed upon between the parties, MDRR shall reimburse Gunston for the following estimated monthly costs, which are subject to adjustment based on actual cost. Any partial months will be pro-rated as appropriate.

Annual Salary: $250,000 ($20,833.33 per month).

Gunston Monthly Health Insurance Contribution: $2,784.22.

Monthly Payroll Taxes: $1,593.75 (not including federal or state unemployment, which will be reimbursed at cost).

401(k) Match: 3% of gross compensation.

Life Insurance, AD&D and STD: $299.20.

Payroll Processing Fee: Approximately $61.70 per month (total), plus annual W-2 preparation.

In addition to the monthly costs described above, MDRR will reimburse Gunston for any other costs incurred in connection with the Gunston Employee and the position's benefits, including, but not limited to, an annual bonus, that will be determined in conjunction with MDRR, 401(k) plan administration fees and any required bonds, and health insurance plan set up fees (Section 125 plan establishment). All such annual or nonrecurring costs will be passed through to MDRR without markup and will be submitted for payment on a detailed invoice with supporting documentation. Notwithstanding the foregoing, any additional expenses not addressed in this agreement shall be approved in writing by MDRR prior to any reimbursement by MDRR.

/s/ Francis P. Kavanaugh
Francis P. Kavanaugh